                                                                    Exhibit (n)

                        BARCLAYS GLOBAL INVESTORS FUNDS
                           2007 AMENDED AND RESTATED
                          RULE 18f-3 MULTI-CLASS PLAN

I. Introduction.

   Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), this 2007 Amended and Restated Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios (the "Funds") of Barclays Global Investors Funds (the "Trust"). In addition, the Plan sets forth the distribution fees, administration fees (including shareholder servicing fees and processing fees), minimum investments, maximum initial sales charges, contingent deferred sales charges ("CDSCs"), conversion features, exchange privileges and other features applicable to each class of shares of the Funds.

   The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-lA under the Securities Act of 1933, as amended. The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of each such Fund. Each such Fund that has authorized the issuance of multiple classes of shares is referred to as a "Multi-Class Fund" hereunder.

II. Allocation of Expenses.

   A. Mandatory Class Expenses. Pursuant to Rule 18f-3 under the 1940 Act, the Trust allocates to each class of shares of a Multi-Class Fund: (i) any fees and expenses incurred by the Multi-Class Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-l under the 1940 Act; and (ii) any fees and expenses under the Multi-Class Fund's shareholder servicing plan or its shareholder servicing and processing plan in connection with the provision of shareholder servicing and/or processing services to the holders of such class of shares (which fees and expenses are payable by Barclays Global Investors, N.A., the Multi-Class Fund's administrator ("BGI"), pursuant to the Trust's Second Amended and Restated Administration Agreement with BGI, dated May 17, 2007 (the "Administration Agreement").

   B. Discretionary Class Expenses. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares of a Multi-Class Fund:

      (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

      (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

      (iii) blue sky notification or other filing fees incurred with respect to such class of shares;

      (iv) Securities and Exchange Commission registration fees incurred with respect to such class of shares;

      (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

      (vi) litigation or other legal expenses incurred with respect to such class of shares;

      (vii) fees of the Trust's Trustees incurred with respect to matters affecting such class of shares;

      (viii) independent accountants' fees incurred with respect to such class of shares; and

      (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Multi-Class Fund's assets, incurred with respect to such class of shares.

   For all purposes under this Plan, fees and expenses incurred "with respect to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class.

   Notwithstanding any other provision of this Plan, the Trust, as contemplated by Subsection II.B.(v) above, allocates to each class of shares of a Multi-Class Fund administration fees incurred pursuant to the Administration Agreement with respect to such class based on fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class, as described in
Section III below.

   C. Relative Net Asset Value Allocation. Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Multi-Class Fund.

   D. Waivers and Reimbursements. In certain cases, a service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Trustees of the Trust will monitor any such waivers or reimbursements to ensure that they do not generate inappropriate cross-subsidization between classes.

III. Class Arrangements.

   Appendix A summarizes the Rule 12b-l distribution fees, administration fees (including shareholder servicing fees and processing fees), investment minimums, maximum initial sales charges, CDSCs, conversion features, exchange privileges and other features applicable to a particular class of shares of each Multi-Class Fund. In view of the different scale and cost of meeting servicing demands for accounts that vary by size or type (e.g., retirement plans) and differing arrangements offered by intermediaries for different types of accounts (e.g., omnibus v. direct accounts), the administration fees (including shareholder servicing fees and processing fees) and minimum initial investments vary among the classes of the Multi-Class Funds. In addition, in view of the distribution arrangements applicable to certain classes of the Multi-Class Funds (e.g., distribution to the retirement market), those classes of the Multi-Class Funds are subject to 12b-l fees as set forth in Appendix A. Additional details and restrictions regarding such fees, features, services and distribution arrangements are set forth in the relevant Multi-Class Fund's current Prospectus and Statement of Additional Information. Except as set forth in this Plan or, with respect to voting, in the Trust's Declaration of Trust, each class of shares of a Multi-Class Fund will have the same relative rights and privileges and be subject to the same fees and expenses.

IV. Board Review.

   The Board of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund's shares, the Trust's Board of Trustees, including a majority of the Trustees that are not "interested persons" of the Trust (as defined in the 1940 Act), shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Multi-Class Fund individually and the Multi-Class Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on May 17, 2007.

                                  APPENDIX A

                                                                                                                     Conversion
                                                                Maximum       Maximum                     Maximum    Features/
                                    Maximum  Administration   Shareholder    Processing    Minimum     Initial Sales  Exchange
BGIF Multi-Class Funds             12b-1 Fee      Fee       Servicing Fee/1/   Fee/1/     Investment    Charge/CDSC  Privileges
----------------------             --------- -------------- ---------------  ---------- -----------    ------------- ----------
1. Institutional Money Market Fund
   Aon Captives Share Class          0.10%        0.05%          0.05%          None       $500,000        None         None
   Institutional Class               None         0.05%          0.05%          None     $100 million      None         None
   Premium Class                     None         0.10%          0.10%          None     $10 million       None         None
   Select Class                      None         0.15%          0.15%          None      $1 million       None         None
   Trust Class                       None         0.38%          0.25%          0.13%      $100,000        None         None

2. LifePath Retirement Portfolio
   Class I                           None         0.50%          0.25%          None    $1 million /2/     None         None
   Class R                           0.25%        0.50%          0.25%          None         N/A           None         None
   Class S                           None         0.15%          None           None       N/A /3/         None         None

3. LifePath 2010 Portfolio
   Class I                           None         0.50%          0.25%          None    $1 million /2/     None         None
   Class R                           0.25%        0.50%          0.25%          None         N/A           None         None
   Class S                           None         0.15%          None           None       N/A /3/         None         None

4. LifePath 2020 Portfolio
   Class I                           None         0.50%          0.25%          None    $1 million /2/     None         None
   Class R                           0.25%        0.50%          0.25%          None         N/A           None         None
   Class S                           None         0.15%          None           None       N/A /3/         None         None

5. LifePath 2030 Portfolio
   Class I                           None         0.50%          0.25%          None    $1 million /2/     None         None
   Class R                           0.25%        0.50%          0.25%          None         N/A           None         None
   Class S                           None         0.15%          None           None       N/A /3/         None         None

6. LifePath 2040 Portfolio
   Class I                           None         0.50%          0.25%          None    $1 million /2/     None         None
   Class R                           0.25%        0.50%          0.25%          None         N/A           None         None
   Class S                           None         0.15%          None           None       N/A /3/         None         None

7. Prime Money Market Fund
   Institutional Class               None         0.05%          0.05%          None     $100 million      None         None
   Premium Class                     None         0.10%          0.10%          None     $10 million       None         None
   Select Class                      None         0.15%          0.15%          None      $1 million       None         None
   Trust Class                       None         0.38%          0.25%          0.13%      $100,000        None         None

8. Government Money Market Fund
   Institutional Class               None         0.05%          0.05%          None     $100 million      None         None
   Premium Class                     None         0.10%          0.10%          None     $10 million       None         None
   Select Class                      None         0.15%          0.15%          None      $1 million       None         None
   Trust Class                       None         0.38%          0.25%          0.13%      $100,000        None         None

9. Treasury Money Market Fund
   Institutional Class               None         0.05%          0.05%          None     $100 million      None         None
   Premium Class                     None         0.10%          0.10%          None     $10 million       None         None
   Select Class                      None         0.15%          0.15%          None      $1 million       None         None
   Trust Class                       None         0.38%          0.25%          0.13%      $100,000        None         None

--------
/1/ All shareholder servicing fees and processing fees will be paid by the Funds' administrator; so shareholders will not bear any of these fees in addition to the administration fee.
/2/   For direct investments only.
/3/ Although the Class S shares do not have a minimum investment, they shall only be made available to plans that have certified to having, or that the Funds' administrator or investment adviser reasonably believes to have, aggregate plan assets of $750 million or more.

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on May 17, 2007.